Exhibit 99.1

NEWS RELEASE
May 27, 2026

DYCOM INDUSTRIES, INC. REPORTS RECORD FIRST QUARTER RESULTS AND RAISES FULL YEAR FISCAL 2027 OUTLOOK

Delivers Record First Quarter Results and Exceeds High End of Fiscal Q1 2027 Outlook
Raises Full Year Fiscal 2027 Outlook
Announces Acquisition of National Technology Integrators Further Extending Capabilities in the High-Growth Data Center Industry
First Quarter Highlights
(All metrics compared to the first quarter of fiscal 2026)

•Contract revenues of $1.965 billion(*) increased 56.1%, or 24.7% organically
•Net income of $91.3 million(*), or $3.00(*) per common share diluted
•Adjusted Net Income of $134.3 million(*), or $4.42(*) per common share diluted
•Adjusted EBITDA of $262.5 million(*), or 13.4% of contract revenues
•Total backlog of $11.906 billion(*) an increase of 46.5%
•Entered into a definitive agreement to acquire National Technology Integrators
•Repurchased 100,000 shares for $36.0 million

(*) Amount represents quarterly record or first quarter record result

West Palm Beach, Florida, May 27, 2026 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended May 2, 2026.

“Dycom delivered an outstanding start to the year that exceeded the high end of our expectations with strong revenue growth and margin expansion as well as record backlog,” said Dan Peyovich, Dycom’s President and Chief Executive Officer. “Demand for fiber infrastructure and data center builds is more robust today than it has ever been. We are strategically expanding our capabilities to meet this need both organically and through acquisitions. Power Solutions outperformed in its first full quarter as a part of the Building Systems segment and the acquisition of National Technology Integrators will further enhance our ability to provide comprehensive, end-to-end digital infrastructure solutions for our customers.”

“We are in an excellent position to drive continued growth and realize the opportunities we see ahead in this period of unprecedented and intensifying demand, while remaining highly disciplined in our project selection. As a result, we are raising our full year outlook. I want to thank all our teammates for their dedication to safety and execution certainty, which underpins our multi-year growth trajectory and our ability to continue delivering long-term value for our shareholders.”

First Quarter Results
Dollars in millions, except per share amounts

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025	% Change
Contract revenues	$1,964.8	$1,258.6	56.1%
Organic Contract Revenues Growth %			24.7%
Net income[1]	$91.3	$61.0	49.5%
Non-GAAP Adjusted Net Income[2]	$134.3	$70.0	92.0%
Diluted EPS[1]	$3.00	$2.09	43.5%
Non-GAAP Adjusted Diluted EPS[2]	$4.42	$2.39	84.9%
Non-GAAP Adjusted EBITDA	$262.5	$150.4	74.6%
Non-GAAP Adjusted EBITDA % of contract revenues	13.4%	11.9%	141 bps
Total Backlog	$11,906.0	$8,127.1	46.5%

Segment Results

In Communications, total contract revenues of $1.569 billion exceeded expectations and increased 24.7% organically compared to the prior year quarter. Growth during the period was driven by expansion into additional geographies and fiber-to-the-home builds that ramped ahead of expectations; all aided by a favorable seasonal backdrop. Non-GAAP Adjusted EBITDA margin of 12.3% increased 31 bps over the prior year quarter reflecting operating leverage and continued investment to scale the Company’s footprint and increase headcount, further strengthening Dycom’s position to execute on multi-year build programs.

In Building Systems, total contract revenues of $395.4 million and Non-GAAP Adjusted EBITDA margin of 17.7% driven by revenue growth and performance which ramped ahead of initial expectations.

Acquisition

Effective May 22, 2026, the Company entered into a definitive agreement to acquire National Technology Integrators, a tenured and fast-growing low-voltage engineering and construction firm based in Maryland, for total consideration of $275 million. The transaction is subject to customary closing and post-closing adjustments and is expected to close before the end of the second fiscal quarter.

National Technology Integrators specializes in inside-plant structured cabling, including within data centers, as well as advanced audio-visual and security systems, with operations spanning Washington D.C, Maryland, Virginia, Texas and the Midwest. At closing, the acquired business will be included in the Building Systems segment and is anticipated to have an initial annual revenue run-rate of approximately $175 million. Historically, the business achieved Adjusted EBITDA margins in the mid-to-high teens, which is expected to continue.

This acquisition enhances Dycom’s capabilities in the fast-growing digital infrastructure industry. The acquired company’s services are in high-demand and highly complementary to Dycom’s work in both segments, which will drive operational efficiencies and support greater combined project wins. The partnership also creates a significantly more complete fiber infrastructure offering, enabling Dycom to support customers from the initial connection at the server racks all the way through the networks connecting data centers, facilities, businesses and homes across America.

Outlook

The following outlook information for fiscal 2027 and the second quarter ended August 1, 2026 exclude any results from the pending acquisition of National Technology Integrators as impacts are dependent on the timing of completion.

Fiscal 2027 Annual Outlook

Based on its strong first quarter results and expectations for the remainder of the year, the Company is increasing its full year fiscal 2027 outlook and now expects the following:

Fiscal Year
Ending
January 30, 2027
Contract revenues	$7.38 billion to $7.65 billion

Contract revenues by segment:
Communications	$6.03 billion to $6.20 billion
Building Systems	$1.35 billion to $1.45 billion

The Company continues to anticipate Adjusted EBITDA margin expansion for the year. In Communications, the Company continues to expect modest Adjusted EBITDA margin improvement compared to fiscal 2026 as operating leverage offsets continued investment to support growth. In Building Systems, the Company now expects Adjusted EBITDA margin in the high teens, similar to performance in the first quarter.

Second Quarter Fiscal 2027 Outlook:

For the second quarter of fiscal 2027, the Company currently expects the following:

Quarter
Ending
August 1, 2026
Contract revenues	$1.94 billion to $2.01 billion
Non-GAAP Adjusted EBITDA	$284 million to $303 million
Non-GAAP Adjusted Diluted EPS (excluding amortization expense)	$4.40 to $4.82

For additional information regarding the Company’s outlook, please see the “Outlook Expectations Summary” available on the Company’s Investor Center website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, conference calls, webcasts, slide presentations and other materials, the Company may use or discuss non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability in making projections and/or certain information not being ascertainable; and because not all of the information and components necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss first quarter results on Wednesday, May 27, 2026 at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register-conf.media-server.com/register/BIc988a8ba8b25404b95f6070d40129047. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/yago4jtm. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides electrical contracting services for data centers and other vital industries, underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified with words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “forecast,” “target,” “outlook,” “may,” “should,” “could,” and similar expressions, as well as statements written in the future tense. These statements, as well as any other written or oral forward-looking statements we may make from time to time in other SEC filings or other public communications are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those related to the Company’s current assumptions regarding future business and financial performance, including, but not limited to, those statements found under the “Outlook” section of this press release. These forward-looking statements also include those related to the ability of the Company to consummate the anticipated transaction to acquire National Technology Integrators on a timely basis, or at all; the ability to retain the key employees of the acquired business; unfavorable reaction to the anticipated transaction by key stakeholders, including customers and employees; the ability of the Company to identify and recognize the anticipated benefits of the proposed transaction; and the ability to successfully integrate the acquired business and related operations. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include: projections of revenues, income or loss, or capital expenditures; future economic conditions and trends in the industries we serve; changes in government policies and laws affecting our business, including related to funding for infrastructure projects, trade restrictions and tariff policies or changes to tax laws; our highly concentrated customer base; the competitive environment in which we operate; changes to customer capital budgets and spending priorities; our plans for future operations, growth and services, including contract backlog; our plans for future acquisitions, dispositions or financial needs; expected benefits and synergies of businesses acquired and future opportunities for the combined businesses; our significant accounts receivable and contract assets; the availability of capital; restrictions imposed by our senior notes and credit agreement; use of our cash flow to service our debt; potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters; potential exposure to environmental liabilities; our potential exposure to litigation, indemnity claims, warranty claims, and other liabilities and disputes; whether the carrying value of the Company’s assets may be impaired; the impacts of public health emergencies; the impact of seasonality and adverse climate and weather conditions; the impact of technological change on our customers’ spending and our ability to keep pace with technological developments; our ability to attract qualified employees and subcontractors; the impact of a failure, outage or cybersecurity breach of our technology or information technology systems or those of third-party providers; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations & Corporate Communications
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	May 2, 2026	January 31, 2026
ASSETS
Current assets:
Cash and equivalents	$538,826	$709,165
Accounts receivable, net	1,980,558	1,696,973
Contract assets	240,133	162,327
Inventories	143,290	128,349
Income tax receivable	16,897	19,869
Other current assets	50,653	40,212
Total current assets	2,970,357	2,756,895

Property and equipment, net	591,570	575,376
Operating lease right-of-use assets	176,255	169,648
Goodwill and other intangible assets, net	2,324,731	2,369,383
Other assets	117,487	107,880
Total assets	$6,180,400	$5,979,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$666,643	$497,263
Current portion of debt	6,000	4,000
Contract liabilities	155,812	158,503
Accrued insurance claims	50,406	47,594
Operating lease liabilities	44,773	42,288
Income taxes payable	—	771
Other accrued liabilities	225,726	256,481
Total current liabilities	1,149,360	1,006,900

Long-term debt	2,809,714	2,810,497
Accrued insurance claims - non-current	66,024	57,977
Operating lease liabilities - non-current	138,448	135,221
Deferred tax liabilities, net - non-current	96,489	85,159
Other liabilities	24,661	24,292
Total liabilities	4,284,696	4,120,046

Total stockholders’ equity	1,895,704	1,859,136
Total liabilities and stockholders’ equity	$6,180,400	$5,979,182

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Contract revenues	$1,964,782	$1,258,608

Costs of earned revenues, excluding depreciation and amortization	1,578,055	1,011,112
General and administrative[3]	131,329	103,726
Depreciation and amortization	111,644	58,389
Total	1,821,028	1,173,227

Interest expense, net	(35,535)	(14,045)
Other income, net	(1,510)	7,264
Income before income taxes	106,709	78,600

Provision for income taxes	15,420	17,552

Net income	$91,289	$61,048

Earnings per common share:

Basic earnings per common share	$3.05	$2.11

Diluted earnings per common share	$3.00	$2.09

Shares used in computing earnings per common share:

Basic	29,972,366	28,930,399

Diluted	30,382,270	29,263,624

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL SEGMENT DATA
Unaudited

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
	(Dollars in thousands)
Contract revenues
Communications	$1,569,407	$1,258,608
Building Systems	395,375	—
Total	$1,964,782	$1,258,608

Non-GAAP Adjusted EBITDA
Communications	$192,422	$150,360
Building Systems	70,044	—
Total	$262,466	$150,360

Non-GAAP Adjusted EBITDA % of Contract Revenues
Communications	12.3%	11.9%
Building Systems	17.7%	—%
Total	13.4%	11.9%

	May 2, 2026		January 31, 2026		April 26, 2025
	Total Backlog	Next 12 Months (included in Total Backlog)	Total Backlog	Next 12 Months (included in Total Backlog)	Total Backlog	Next 12 Months (included in Total Backlog)
	(Dollars in millions)
Backlog[4]
Communications	$10,800	$5,376	$8,333	$5,250	$8,127	$4,685
Building Systems	1,106	1,021	1,209	1,108	—	—
Total	$11,906	$6,397	$9,542	$6,358	$8,127	$4,685

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, slide presentations, conference calls, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before amortization of intangible assets as well as certain non-recurring items and the related tax impacts. The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods. Beginning in the fiscal fourth quarter ending January 31, 2026, the Company excludes the impact of intangible amortization expense in its calculation of Non-GAAP Adjusted Net Income.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except share amounts)
Unaudited

NON-GAAP ORGANIC CONTRACT REVENUES AND GROWTH %

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Contract Revenues - GAAP	$1,964,782	$1,258,608
Contract Revenues - GAAP Growth %	56.1%

Contract Revenues - GAAP	$1,964,782	$1,258,608
Revenues from acquired businesses[5]	(395,375)	—
Non-GAAP Organic Contract Revenues	$1,569,407	$1,258,608
Non-GAAP Organic Contract Revenues Growth %	24.7%

NON-GAAP ADJUSTED NET INCOME AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$91,289	$61,048

Pre-Tax Adjustments:
Amortization expense[2]	58,294	11,978

Tax Adjustments:
Tax impact of pre-tax adjustments	(15,261)	(3,066)
Total adjustments, net of tax	43,033	8,912

Non-GAAP Adjusted Net Income	$134,322	$69,960

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$3.00	$2.09
Total adjustments, net of tax	1.42	0.30
Non-GAAP Adjusted Diluted Earnings per Common Share	$4.42	$2.39

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	30,382,270	29,263,624

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$91,289	$61,048
Interest expense, net	35,535	14,045
Provision for income taxes	15,420	17,552
Depreciation and amortization	111,644	58,389
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	253,888	151,034
Gain on sale of fixed assets	(1,995)	(9,773)
Stock-based compensation expense	10,573	9,099
Non-GAAP Adjusted EBITDA	$262,466	$150,360
Non-GAAP Adjusted EBITDA % of contract revenues	13.4%	11.9%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

COMMUNICATIONS SEGMENT - NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Reconciliation of Income before income taxes to Non-GAAP Adjusted EBITDA:
Income before income taxes	$118,847	$92,645
Interest (income) expense, net	—	—
Depreciation and amortization	65,211	58,389
EBITDA	184,058	151,035
Gain on sale of fixed assets	(1,984)	(9,773)
Stock-based compensation expense	10,348	9,099
Non-GAAP Adjusted EBITDA	$192,422	$150,361
Non-GAAP Adjusted EBITDA % of contract revenues	12.3%	11.9%

BUILDING SYSTEMS SEGMENT - NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	May 2, 2026	April 26, 2025
Reconciliation of Income before income taxes to Non-GAAP Adjusted EBITDA:
Income before income taxes	$23,801	$—
Interest (income) expense, net	(404)	—
Depreciation and amortization	46,433	—
EBITDA	69,830	—
Gain on sale of fixed assets	(11)
Stock-based compensation expense	226	—
Non-GAAP Adjusted EBITDA	$70,044	$—
Non-GAAP Adjusted EBITDA % of contract revenues	17.7%	—%

Notes

1 Results for the quarter ended May 2, 2026 include income tax benefits resulting from the vesting and exercise of share-based awards of $12.5 million, or $0.41 per share, compared to $2.2 million, or $0.08 per share, for the quarter ended April 26, 2025.
2 The Company excludes amortization of intangible assets from its Non-GAAP Adjusted Net Income beginning with the results reported for the fourth quarter and fiscal year ended January 31, 2026. Amortization of intangible assets are impacted by the Company’s acquisition activities and therefore can vary from period to period. The exclusion of the amortization expense from the Company’s non-GAAP financial measures provides management with a consistent measure for assessing financial results. Prior periods have been adjusted for comparability with the current presentation as follows: Amortization expense of $12.0 million and the related tax impact has been excluded from the original reported Non-GAAP Adjusted Net Income for the quarter ended April 26, 2025.
3 Includes stock-based compensation expense of $10.6 million and $9.1 million for the quarters ended May 2, 2026 and April 26, 2025, respectively
4 The Company’s backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12-month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company’s backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States GAAP and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. Participants in the Company’s industry also disclose a calculation of their backlog; however, the Company’s methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships.
5 Amounts represent contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods.